EXHIBIT B

NATIONAL FUEL EXPLORATION CORP.

BALANCE SHEET

AT JUNE 30, 2003

(Unaudited)

Assets
Property Plant & Equipment
   Gas Utilities                                                         -
   Non-Utilities                                              $618,086,392
Total Accumulated D, D & A                                   ($334,716,236)
                                                     ----------------------
Net Property, Plant & Equipment                               $283,370,156
                                                     ----------------------

Current Assets:
Cash                                                            $6,901,485
Temporary Cash Investments                                         $62,048
Notes Receivables - Intercompany                                         -
Accts Receivable - Intercompany                                          -
Notes Receivable                                                         -
Accts Receivable - Customer                                              -
Reserve for Doubtful Acct                                                -
Other Accounts Receivable                                      $11,615,871
Unbilled Utility Revenue                                                 -
Gas Stored Underground                                                   -
Impairment of O&G                                                        -
Materials/Supplies - Average Cost                               $2,700,132
Dividends Receivable - Intercompany                                      -
Unrecovered Purch Gas Cost                                               -
Prepayments                                                       $862,474
                                                     ----------------------
Current Assets                                                 $22,142,010
                                                     ----------------------

Other Assets:
Stock of Subsidiaries - Intercompany                                     -
Notes of Subsidiaries - Intercompany                                     -
Investments in Associated Companies                                      -
Recoverable Future Taxes                                                 -
Unamortized Debt Expense                                                 -
Other Regulatory Assets                                                  -
Liab. for Deriv. Fin. Instr. - Asset                                     -
Deferred Charges                                                  $168,585
Other Investments                                                        -
Investment in Unconsolidated Subsid.                                     -
Goodwill                                                                 -
Long Term Notes Receivable                                               -
Other Assets                                                             -
                                                     ----------------------
Other Assets                                                      $168,585
                                                     ----------------------
Total Assets                                                  $305,680,751
                                                     ----------------------

Capitalization & Liabilities

Capitalization:
Common Stock $1 Par Value                                                 -
Capital Stock of Subsidiaries                                             -
Paid in Capital                                                $111,075,663
Earnings Reinvested in Business                               ($103,248,888)
Cumulative Translation Adjustment                               $18,648,489
Unrealized Gain/Loss                                                      -
                                                     -----------------------
Total Common Stock Equity                                       $26,475,264
                                                     -----------------------

Long-Term Debt Net of Current Portion                                     -
Notes Payable - Intercompany - Long Term                       $210,905,193
                                                     -----------------------
Total Capitalization                                           $237,380,457
                                                     -----------------------
Minority Interest in Foreign Subs                                         -

Liabilities:
Notes Payable - Intercompany                                              -
Notes Payable - Bank & Commercial Paper                                  $1
Current Portion - Long Term Debt                                          -
ACCT_PAY Accounts Payable - Other                               $13,674,630
Amounts Payable to Customers                                              -
Estimated Revenue Refunds                                                 -
Customer Deposits                                                         -
Federal Income Tax                                                ($139,642)
Other Taxes                                                               -
Dividends Payable                                                         -
Other Accruals                                                            -
Accr Pension Contribution                                                 -
Reserves for Gas Replacement                                              -
Accounts Payable - Intercompany                                 $39,884,464
Dividends Payable -  Intercompany                                         -
                                                     -----------------------
Total Current Liabilities                                       $53,419,453
                                                     -----------------------

Deferred Credits:
Accumulated Deferred Income Tax                                  $2,177,255
Taxes Refundable to Customer                                              -
Unamortized Investment Tax Credit                                         -
Liab. for Deriv. Financial Instruments                                    -
Other Regulatory Liabilities                                              -
Asset Retirement Obligation                                     $12,703,586
Other Deferred Credit                                                     -
                                                     -----------------------
Total Deferred Credits                                          $14,880,841
                                                     -----------------------
Total Capitalization & Liabilities                             $305,680,751
                                                     =======================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s Form 10-K for the fiscal year ended September 30, 2002 and in Item 1 of Part I of National Fuel Gas Company’s Form 10-Q for the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003.